UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

___________

FORM 8-K

___________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Of Earliest Event Reported): January 9, 2011

Entia Biosciences, Inc.

 (Exact name of registrant as specified in charter)

Commission File Number:  000-52864

Nevada	26-0561199
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

80 Columbia Street Stevenson, Washington	98648
(Address of principal executive offices)	(Zip Code)

(509) 427-5132
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws.

On January 9, 2011 a Certificate of Amendment to Articles of Incorporation of Total Nutraceutical Solutions, Inc. (“TNS”), which was filed with the Secretary of State of Nevada on December 28, 2010, became effective.  On December 19, 2011, a majority of the stockholders of TNS at an annual meeting of stockholders adopted an amendment to the Articles of Incorporation of the corporation to change of the name of the corporation from Total Nutraceutical Solutions, Inc. to Entia Biosciences, Inc.  A copy of the Amended and Restated Articles of Incorporation is filed hereto as Exhibit 3.1.

Item 8.01.

Other Events.

On January 3, 2012, TNS filed Articles of Incorporation with the Secretary of State of Nevada for the formation of a wholly owned subsidiary of Entia Biosciences, Inc., with such subsidiary to be named Total Nutraceutical Solutions, Inc.

Item 9.01.	Exhibits. Financial Statements and Exhibits

(c)	Exhibits

3.1

Amended and Restated Articles of Incorporation of Entia Biosciences, Inc. dated January 9, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTIA BIOSCIENCES, INC. (Registrant)

Date: January 30, 2012	By:	/s/ Marvin S. Hausman, M.D.
Marvin S. Hausman, M.D. President and CEO